Exhibit 99.4

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

(Dollars in thousands except per share amounts)

On December 31, 2014, Douglas Dynamics, Inc. (the ‘Company”) acquired all of the outstanding common stock of Henderson Enterprises Group, Inc. (“Henderson”) for the purpose of expanding its current market presence in the snow and ice segment. Total consideration was $98,676 including a working capital adjustment of $4,688 and an outstanding payable to a former Henderson shareholder of $3,340. The purchase price was funded through available cash resources and the Company entered into an Amended and Restated Credit and Guaranty Agreement (the “Term Loan Credit Agreement”) with the banks and financial institutions listed therein, as lenders, J.P. Morgan Securities LLC and Wells Fargo Bank, N.A., as joint bookrunners and joint lead arrangers, JPMorgan Chase Bank, N.A., as collateral agent and administrative agent, and Wells Fargo Bank, N.A., as syndication agent.  The Term Loan Credit Agreement was an amendment and restatement of an existing Credit and Guaranty Agreement, dated as of April 18, 2011.   At the same time, the Company entered into a Second Amended and Restated Credit and Guaranty Agreement (the “Revolving Credit Agreement”) with the banks and financial institutions listed in the Revolving Credit Agreement, as lenders, J.P. Morgan Securities LLC and Wells Fargo Bank, N.A., as joint bookrunners and joint lead arrangers, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and Wells Fargo Bank, N.A., as syndication agent.

Henderson is the leading North American manufacturer of customized, turnkey snow and ice control solutions for heavy-duty trucks focused on state Departments of Transportation (DOT), counties, and municipalities. Henderson’s diverse product portfolio includes ice control equipment, snow plows, dump bodies, muni-bodies, and replacement parts.

Set forth below is the Company’s unaudited pro forma condensed combined balance sheet as of September 30, 2014, reflecting the Merger and the impact of the Company’s  Amended and Restated Term Loan Credit Agreement which was used to fund the Henderson merger (collectively, the “Transactions”) as if the Transactions had taken place on September 30, 2014, and the Company’s unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2014 and the fiscal year ended December 31, 2013, reflecting the Transactions as if they had taken place on January 1, 2013.

The historical consolidated financial information of Henderson has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) with respect to the statement of income, expected to have a continuing impact on the combined results. There were no material transactions between the Company and Henderson during the periods presented in the unaudited pro forma condensed combined financial statements that needed to be eliminated.

The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes thereto. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the:

•                  Separate historical financial statements of Henderson as of and for the period ended October  4, 2014 and the related notes and the separate historical financial statements of Henderson for the year ended December 31, 2013 and related notes, included as an exhibit to this Current Report on Form 8-K/A; and

•                  Separate historical financial statements of the Company as of and for the nine months ended September 30, 2014 and the related notes included in its Quarterly Report on Form 10-Q and separate historical financial statements of the Company for the year ended December 31, 2013 and the related notes included in its Annual Report on Form 10-K;

The Unaudited Pro Forma Combined Condensed Financial Information has been prepared using the acquisition method of accounting under U.S. generally accepted accounting principles. The Unaudited Pro Forma Combined Condensed Financial Information will differ from the final acquisition accounting for a number of reasons, including the fact that the Company’s estimates of fair value are preliminary and subject to change when the formal valuation and other studies are finalized. The adjustments that may occur to the preliminary estimates could have a material impact on the accompanying Unaudited Pro Forma Combined Condensed Financial Information.

The Unaudited Pro Forma Combined Condensed Financial Information is presented for information purposes only. It has been prepared in accordance with the regulations of the Securities and Exchange Commission and is not necessarily indicative of what the Company’s financial position or results of operations actually would have been had it completed the acquisition at the dates indicated, nor does it purport to project the future financial position or operating results of the combined company.

The finalization of the Company’s purchase accounting assessment will result in changes in the valuation of assets and liabilities acquired which could be material. The Company will finalize the purchase price allocation as soon as practicable within the measurement period in accordance with Accounting Standards Codification (“ASC”) Topic 805-10, “Business Combinations — Overall” (“ASC 805-10”), but in no event later than one year following the merger date. The purchase price allocation for Henderson and the pro forma adjustments are preliminary and based on information available to date, and are subject to revision as additional information becomes available.  The actual adjustments described herein were made as of the closing date of the Merger and are expected to change based upon the finalization of appraisals and other valuation studies the Company will obtain. Revisions to the preliminary purchase price could materially change the pro forma amounts of total assets, total liabilities, stockholders’ equity, depreciation and amortization and income tax expense.

The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the merger; any costs to combine the operations of the Company and Henderson; or any costs necessary to achieve these cost savings, operating synergies and potential revenue enhancements.

Douglas Dynamics, Inc.

Unaudited Pro Forma Combined Condensed Balance Sheet

(Dollars in thousands)	As of September 30, 2014 Douglas Dynamics, Inc. (unaudited)	As of October 4, 2014 Henderson Enterprises Group, Inc. (unaudited)	Pro Forma Adjustments (Note 1 & 2)	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$4,289	$311	$(4,600)	$—
Accounts receivable, net	96,569	11,325	—	107,894
Inventories	36,418	17,258	1,956	55,632
Deferred income taxes	4,141	459	55	4,655
Prepaid and other current assets	1,539	356	—	1,895

Total current assets	142,956	29,709	(2,589)	170,076

Property, plant, and equipment, net	25,639	6,593	4,255	36,487
Goodwill	113,132	7,105	46,817	167,054
Other intangible assets, net	119,074	743	16,647	136,464
Deferred financing costs, net	1,782	82	—	1,864
Other long-term assets	1,806	—	74	1,880

Total assets	$404,389	$44,232	$65,204	$513,825
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	4,967	8,043	—	13,010
Accrued expenses and other current liabilities	20,397	4,121	—	24,518
Income taxes payable	609	—	—	609
Short term borrowings	33,500	—	18,137	51,637
Current portion of long-term debt	971	2,209	(1,551)	1,629

Total current liabilities	60,444	14,373	16,586	91,403

Retiree health benefit obligation	4,866	—	—	4,866
Pension obligation	6,029	—	—	6,029
Deferred income taxes	49,088	(907)	3,773	51,954
Deferred compensation	588	—	—	588
Long-term debt, less current portion	109,295	11,789	65,387	186,471
Other long-term liabilities	4,428	—	248	4,676

Stockholders’ equity:
Common Stock, par value $0.01, 200,000,000 shares authorized, 22,282,628 shares issued and outstanding at September 30, 2014	223	6	(6)	223
Additional paid-in capital	137,543	12,498	(12,498)	137,543
Retained Earnings	32,703	6,473	(8,286)	30,890
Accumulated other comprehensive loss, net of tax	(818)	—	—	(818)
Total shareholders’ equity	169,651	18,977	(20,790)	167,838

Total liabilities and stockholders’ equity	$404,389	$44,232	$65,204	$513,825

Douglas Dynamics, Inc.

Unaudited Pro Forma Combined Condensed Statement of Operations

For the Nine Months Ended

(In thousands except per share amounts)	September 30, 2014 Douglas Dynamics, Inc. (unaudited)	October 4, 2014 Henderson Enterprises Group, Inc. (unaudited)	Pro Forma Adjustments (Note 3)	Pro Forma Combined
Net sales	$203,457	$56,320	$—	$259,777
Cost of sales	125,827	42,545	148	168,520

Gross profit	77,630	13,775	(148)	91,257

Selling, general, and administrative expense	25,757	8,386	(729)	33,414
Intangibles amortization	4,348	854	193	5,395
Impairment of assets held for sale	67	—	—	67

Income from operations	47,458	4,535	388	52,381

Interest expense, net	(6,007)	(581)	(2,569)	(9,157)
Other expense, net	(136)	6	—	(130)
Income before income taxes	41,315	3,960	(2,181)	43,094

Income tax expense	14,385	1,426	(829)	14,982

Net income	$26,930	$2,534	$(1,352)	$28,112
Less: Net income attributable to participating securities	397			414
Net income attributable to common shareholders	$26,533	$		$27,698

Earnings per share:
Weighted average number of common shares outstanding:
Basic	22,158,690			22,158,690
Diluted	22,178,688			22,178,688

Basic earnings per common share attributable to common shareholders	$1.20			$1.25
Earnings per common share assuming dilution attributable to common shareholders	$1.19			$1.24
Cash dividends declared and paid per share	$0.65			$0.65

Douglas Dynamics, Inc.

Unaudited Pro Forma Combined Condensed Statement of Operations

For the Fiscal Year Ended December 31, 2013

(In thousands except per share amounts)	Douglas Dynamics, Inc. (audited)	Henderson Enterprises Group, Inc. (audited)	Pro Forma Adjustments (Note 3)	Pro Forma Combined (unaudited)

Net sales	$194,320	$72,980	$—	$267,300
Cost of sales	128,670	55,880	2,280	186,830

Gross profit	65,650	17,100	(2,280)	80,470

Selling, general, and administrative expense	31,872	11,360	(1,336)	41,896
Intangibles amortization	5,625	1,308	88	7,021
Impairment of assets held for sale	647	—	—	647

Income from operations	27,506	4,432	(1,032)	30,906

Interest expense, net	(8,328)	(1,152)	(3,048)	(12,528)
Other expense, net	(161)	21	—	(140)
Income before income taxes	19,017	3,301	(4,080)	18,238

Income tax expense	7,378	1,170	(1,550)	6,998

Net income	$11,639	$2,131	$(2,530)	$11,240
Less: Net income attributable to participating securities	179			173
Net income attributable to common shareholders	$11,460			$11,067

Earnings per share:

Weighted average number of common shares outstanding:
Basic	22,029,374			22,029,374
Diluted	22,067,174			22,067,174

Basic earnings per common share attributable to common shareholders	$0.52			$0.50
Earnings per common share assuming dilution attributable to common shareholders	$0.51			$0.49
Cash dividends declared and paid per share	$0.84			$0.84

Note 1 Preliminary Purchase Consideration Allocation

The final purchase consideration amount is pending, based on the final agreement of the adjustment to the cash consideration related to the level of net working capital transferred at closing. The preliminary allocation of the purchase consideration to the assets acquired and liabilities assumed is based on the estimated fair values at the date of acquisition. The fair values of the assets and liabilities included in the table below are preliminary and subject to change as we are currently in the process of obtaining third-party valuations.

The excess of the purchase consideration over the net tangible and identifiable intangible assets is reflected as goodwill. As the transaction was a taxable stock acquisition for U.S. federal income tax purposes, only the previously existing intangible assets and goodwill will be deductible for tax purposes.   The amount allocated to intangible assets and goodwill for tax purposes is not expected to be tax deductible as a result of the Company not making an election under Section 338(h)(10) of the Internal Revenue Code.

The following table summarizes the preliminary estimates of fair value of the assets acquired and the liabilities assumed if the acquisition of Henderson had taken place on September 30, 2014.

(In thousands)	September 30, 2014
Cash and cash equivalents	$311
Accounts receivable	11,325
Inventories	19,214
Deferred income taxes - current	514
Prepaid expenses and other current assets	356
Property, plant and equipment	10,848
Goodwill	53,922
Intangible assets	17,390
Other assets - long term	74
Accounts payable and other current liabilities	$(12,164)
Deferred income taxes - long term	(2,866)
Other liabilities - long-term	(248)

Total	$98,676

The goodwill for the acquisition is a result of acquiring and retaining the existing workforces and expected synergies from integrating the operations into the Company. The Company only expects to be able to deduct unamortized intangible assets and goodwill that existed at the time of the acquisition of $4,218 as only the existing goodwill and intangible assets are deductible as a result of not making an election under Section 338(h)(10) of the Internal Revenue Code.  The remaining useful lives of intangible assets and goodwill for income tax purposes is 12.2 and 10.3 years, respectively.   For book purposes, the acquired intangible assets include customer relationships of $8,300 being amortized over 15 years, patents of $3,200 being amortized over 10 years non-compete agreements of $2,100 being amortized over 4 years, $200 backlog being amortized over six months and trademarks of $3,600 that possess indefinite lives.

Inventories reflect adjustments of $1,956 to establish the estimated fair market value. Property plant and equipment reflects an adjustment of $4,300 to establish the estimated fair market value. These adjustments have been reflected on the September 30, 2014 pro forma balance sheet.

For purposes of these Unaudited Pro Forma Combined Condensed Financial Statements, a blended statutory rate of 38.0% has been used. This rate is an estimate and does not take into account any possible future tax planning or events that may occur for the combined company. An estimated deferred tax asset current and long term of $514 and $2,866, respectively, related to the tax effect on differences in timing of deductibility was recognized.

Note 2 Adjustments to the Unaudited Pro Forma Combined Condensed Balance Sheet

Fair value adjustments were made to certain intangible assets, property, plant and equipment, and inventories. Inventories have been adjusted to their estimated fair market value and will be charged to cost of sales over a period of three months. Amortizable intangible assets are being amortized over estimated useful lives and property, plant and equipment are being depreciated over the estimated useful lives of the respective assets using the straight-line method for financial reporting. Deferred tax balances and reserves for uncertain tax positions have been adjusted to reflect the tax impact of adjustments made to underlying carrying values. Current portion of long-term debt and long term debt, less current maturities, have both been updated to reflect the updated Term Loan Agreement. Retained earnings and short term borrowings have been adjusted for $1,815 in transaction related costs.

Note 3 Adjustments to the Unaudited Pro Forma Combined Condensed Statement of Operations

Acquisition expenses of $226 and $686 were excluded in the combined condensed statement of operations as of September 30, 2014 and December 31, 2013, respectively. Management fees of $502 and $650 were excluded from the combined condensed statement of operations as of September 30, 2014 and December 31, 2013, respectively. The pro forma amounts include additional amortization of intangible assets, depreciation of assets at fair value, interest expense on increased debt levels and the related tax effects of these adjustments.